Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2019 FOURTH FISCAL QUARTER AND FULL YEAR;
PROVIDES FISCAL 2020 GUIDANCE

•	As reported, full fiscal year revenues of $17.290 billion increased 8.2 percent.

•	On a comparable, currency-neutral basis, revenues increased 5.1 percent for the full fiscal year.

•	As reported, full fiscal year diluted earnings per share of $3.89 increased 548.3 percent.

•	As adjusted, full fiscal year diluted earnings per share of $11.68 increased 6.1 percent, or 11.9 percent on a currency-neutral basis.

•	The company expects full fiscal year 2020 revenues to increase 4.0 to 4.5 percent as reported, or 5.0 to 5.5 percent on a currency-neutral basis.

•
As adjusted, the company expects full fiscal year 2020 diluted earnings per share to be between $12.50 and $12.65, resulting in growth of approximately 9.5 to 11.0 percent on a currency-neutral basis. This represents growth of approximately 7.0 to 8.5 percent including the estimated unfavorable impact of foreign currency. Adjusted diluted earnings per share guidance includes an adverse impact of approximately 500 basis points related to the expiration of the Gore royalty.

Franklin Lakes, NJ (November 5, 2019) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.584 billion for the fourth fiscal quarter ended September 30, 2019. This represents an increase of 4.1 percent over the prior-year period. On a comparable, currency-neutral basis, revenues increased 6.2 percent over the prior-year period.

For the full fiscal year ended September 30, 2019, revenues of $17.290 billion increased 8.2 percent from the prior-year period. On a comparable, currency-neutral basis, full fiscal year revenues of $17.281 billion grew 5.1 percent.

“We are very proud of our accomplishments in fiscal year 2019.  Our performance this year demonstrates our ability to overcome multiple headwinds and deliver on our financial and operational goals,” said Vincent A. Forlenza, chairman and CEO. “We enter fiscal 2020 with continued optimism.  There are significant opportunities ahead to leverage the capabilities we’ve built to better serve our customers and their patients around the world.  It has been a privilege to lead BD and our global team of talented associates.  I’m confident that under Tom Polen’s leadership the company will further accelerate its impact as BD enters its next phase of value creation.”

Fourth Quarter and Twelve-Month Fiscal 2019 Operating Results
As reported, diluted earnings per share for the fourth quarter were $0.41, compared with $(0.64) in the prior-year period. This represents an increase of 164.1 percent. Adjusted diluted earnings per share were $3.31, compared with $2.93 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 13.0 percent, or 12.3 percent on a currency-neutral basis.

For the twelve-month period ended September 30, 2019, as reported, diluted earnings per share were $3.89, compared with $0.60 in the prior-year period. This represents an increase of 548.3 percent. Adjusted diluted earnings per share were $11.68, compared with $11.01 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 6.1 percent, or 11.9 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.437 billion increased 3.9 percent over the prior-year period, or 5.3 percent on a currency-neutral basis. The segment’s results were driven by performance in the Medication Management Solutions and Pharmaceutical Systems units.

For the twelve-month period ended September 30, 2019, BD Medical revenues were $9.064 billion as reported, which represents an increase of 5.2 percent over the prior-year period. On a comparable, currency-neutral basis, BD Medical revenues increased 5.1 percent.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter of $1.134 billion increased 2.3 percent over the prior-year period. On a comparable, currency-neutral basis, revenues increased 6.9 percent. Revenue growth was driven by performance in the Diagnostic Systems and Biosciences units.

For the twelve-month period ended September 30, 2019, BD Life Sciences revenues were $4.300 billion as reported, which represents a decrease of 0.7 percent from the prior-year period. On a comparable, currency-neutral basis, BD Life Sciences revenues of $4.291 billion increased 4.9 percent.

In the BD Interventional segment, as reported, worldwide revenues for the quarter of $1.013 billion increased 6.9 percent over the prior-year period, or 7.7 percent on a currency-neutral basis. The segment's results were driven by performance in the Surgery and Urology and Critical Care units.

For the twelve-month period ended September 30, 2019, BD Interventional revenues were $3.926 billion as reported, which represents an increase of 29.3 percent over the prior-year period. On a comparable, currency-neutral basis, BD Interventional revenues increased 5.5 percent.

Geographic Results
As reported, fourth quarter revenues in the U.S. of $2.562 billion increased 4.6 percent over the prior-year period. On a comparable basis, U.S. revenues increased 4.9 percent over the prior-year period. Growth in the U.S. was driven by the Medication Management Solutions unit within the BD Medical segment, the Biosciences unit within the BD Life Sciences segment, and the Surgery and Urology and Critical Care units with the BD Interventional segment.

As reported, revenues outside of the U.S. of $2.022 billion increased 3.5 percent over the prior-year period. On a comparable, currency-neutral basis, revenues outside of the U.S. increased 7.9 percent over the prior-year period. International revenue growth was driven by performance in Europe, Asia Pacific and EMA.

For the twelve-month period ended September 30, 2019, U.S. revenues were $9.730 billion as reported, which represents an increase of 11.0 percent over the prior-year period. On a comparable basis, U.S. revenues of $9.726 billion increased 4.5 percent over the prior-year period. As reported, revenues outside of the U.S. of $7.560 billion increased 4.8 percent over the prior-year period. On a comparable, currency-neutral basis, revenues outside the U.S. of $7.555 billion increased 5.9 percent over the prior-year period.

Fiscal 2020 Outlook for Full Year
The company expects full fiscal year 2020 revenues to increase 4.0 to 4.5 percent as reported, or 5.0 to 5.5 percent on a currency-neutral basis.

The company expects full fiscal year 2020 adjusted diluted earnings per share to be between $12.50 and $12.65. This represents growth of approximately 9.5 to 11.0 percent on a currency-neutral basis over fiscal 2019 adjusted diluted earnings per share of $11.68, or growth of approximately 7.0 to 8.5 percent including the estimated unfavorable impact of foreign currency. Adjusted diluted earnings per share guidance includes an adverse impact of approximately 500 basis points related to the expiration of the Gore royalty.

Adjusted diluted earnings per share for fiscal 2020 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

Conference Call Information
A conference call regarding BD’s fourth quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Tuesday, November 5, 2019. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Tuesday, November 12, 2019, confirmation number 5994332.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2019 presented throughout this release include, where applicable, the results of C. R. Bard, Inc. (“Bard”) in the prior-year period, and also include adjustments for certain items as detailed in the attached tables. Beginning in the second quarter of fiscal year 2018, the Company's organizational structure was based upon three principal business segments: BD Medical (“Medical”), BD Life Sciences (“Life Sciences”) and BD Interventional ("Interventional"). The Interventional segment was added upon the Company's completion of its acquisition of Bard and includes the majority of Bard’s product offerings and certain product offerings that were previously reported in the Medical segment. Certain of Bard's product offerings are included under the Company's Medical segment, specifically within the Medication Delivery Solutions unit, which was formerly the Medical segment's Medication and Procedural Solutions unit. Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; transactional and product related impacts; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 65,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2020 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share.  All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties.  Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement.  With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially.  These factors include, but are not limited to risks relating to the integration of the C.R. Bard operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending, or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken by the FDA or other regulators (including the potential ongoing impact of the FDA letters regarding the use of drug-coated balloons); our ability to successfully integrate any businesses we acquire; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission.  We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2019	2018	% Change
REVENUES	$4,584	$4,402	4.1

Cost of products sold	2,318	2,309	0.4
Selling and administrative expense	1,094	1,102	(0.7)
Research and development expense	270	276	(2.4)
Acquisitions and other restructurings	199	139	42.7
Other operating expense, net	592	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	4,473	3,826	16.9
OPERATING INCOME	111	576	(80.8)

Interest expense	(141)	(181)	(21.9)
Interest income	4	9	(51.2)
Other income, net	11	10	6.7
(LOSS) INCOME BEFORE INCOME TAXES	(15)	415	(103.5)
Income tax (benefit) provision	(164)	550	(129.9)
NET INCOME (LOSS)	150	(135)	211.0
Preferred stock dividends	(38)	(38)	—
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$112	$(173)	164.7

EARNINGS PER SHARE
Basic Earnings (Loss) per Share	$0.41	$(0.64)	164.1
Diluted Earnings (Loss) per Share	$0.41	$(0.64)	164.1

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	270,610	268,500
Diluted	274,959	268,500

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2019	2018	% Change
REVENUES	$17,290	$15,983	8.2

Cost of products sold	9,002	8,714	3.3
Selling and administrative expense	4,332	4,016	7.9
Research and development expense	1,062	1,004	5.8
Acquisitions and other restructurings	480	740	(35.1)
Other operating expense, net	654	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	15,530	14,474	7.3
OPERATING INCOME	1,760	1,509	16.6

Interest expense	(639)	(706)	(9.4)
Interest income	12	65	(81.0)
Other income, net	30	305	(90.3)
INCOME BEFORE INCOME TAXES	1,163	1,173	(0.9)
Income tax (benefit) provision	(57)	862	(106.6)
NET INCOME	1,220	311	292.4
Preferred stock dividends	(152)	(152)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,069	$159	570.6

EARNINGS PER SHARE
Basic Earnings per Share	$3.96	$0.62	538.7
Diluted Earnings per Share	$3.89	$0.60	548.3

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	269,943	258,354
Diluted	274,775	264,621

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	September 30, 2019	September 30, 2018
	(Unaudited)
	Preliminary
ASSETS
Cash and equivalents	$536	$1,140
Restricted cash	54	96
Short-term investments	30	17
Trade receivables, net	2,335	2,319
Inventories	2,579	2,451
Assets held for sale	—	137
Prepaid expenses and other	1,110	1,251
TOTAL CURRENT ASSETS	6,644	7,411
Property, plant and equipment, net	5,659	5,375
Goodwill and other intangibles, net	38,463	40,041
Other Assets	1,075	1,078
TOTAL ASSETS	$51,842	$53,904
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt	$1,309	$2,601
Other current liabilities	4,289	4,615
Long-term debt	18,081	18,894
Long-term employee benefit obligations	1,272	1,056
Deferred income taxes and other	5,714	5,743
Shareholders’ equity	21,177	20,994
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$51,842	$53,904

The preliminary balance sheet is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in millions)

	Twelve Months Ended September 30,
	2019	2018
	(Unaudited)
	Preliminary
OPERATING ACTIVITIES
Net income	$1,220	$311
Depreciation and amortization	2,253	1,978
Change in operating assets and liabilities and other, net	(143)	576
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,330	2,865
INVESTING ACTIVITIES
Capital expenditures	(957)	(895)
Acquisitions of businesses, net of cash acquired	—	(15,155)
Proceeds from divestitures, net	477	534
Other, net	(261)	(217)
NET CASH USED FOR INVESTING ACTIVITIES	(741)	(15,733)
FINANCING ACTIVITIES
Change in credit facility borrowings	485	—
Proceeds from long-term debt and term loans	2,224	5,086
Payments of debt and term loans	(4,744)	(3,996)
Dividends paid	(984)	(927)
Other, net	(205)	(220)
NET CASH USED FOR FINANCING ACTIVITIES	(3,223)	(58)
Effect of exchange rate changes on cash and equivalents and restricted cash	(12)	(17)
NET DECREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(646)	(12,943)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,236	14,179
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$590	$1,236

The preliminary cash flow is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2019	2018	% Change
BD MEDICAL
Medication Delivery Solutions	$520	$512	1.5
Medication Management Solutions	573	542	5.6
Diabetes Care	151	149	1.3
Pharmaceutical Systems	123	118	4.2
TOTAL	$1,366	$1,322	3.4

BD LIFE SCIENCES
Preanalytical Systems	$200	$196	2.0
Diagnostic Systems	162	159	1.8
Biosciences	140	125	11.5
TOTAL	$502	$481	4.4

BD INTERVENTIONAL
Surgery	$279	$259	7.8
Peripheral Intervention	207	201	3.3
Urology and Critical Care	207	186	11.3
TOTAL	$693	$646	7.4

TOTAL UNITED STATES	$2,562	$2,448	4.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$468	$454	$(13)	2.9	5.8
Medication Management Solutions	161	149	(6)	7.5	11.4
Diabetes Care	141	135	(3)	3.9	6.4
Pharmaceutical Systems	302	285	(10)	5.8	9.3
TOTAL	$1,071	$1,025	$(33)	4.5	7.7

BD LIFE SCIENCES
Preanalytical Systems	$193	$197	$(6)	(1.8)	1.3
Diagnostic Systems	247	224	(6)	10.1	12.6
Biosciences	192	206	(4)	(6.8)	(4.8)
TOTAL	$632	$627	$(16)	0.8	3.3

BD INTERVENTIONAL
Surgery	$76	$69	$(2)	10.6	13.3
Peripheral Intervention	154	148	(4)	3.9	6.7
Urology and Critical Care	90	85	(1)	5.1	6.8
TOTAL	$319	$302	$(8)	5.7	8.3

TOTAL INTERNATIONAL	$2,022	$1,954	$(56)	3.5	6.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$988	$967	$(13)	2.2	3.5
Medication Management Solutions	733	692	(6)	6.0	6.8
Diabetes Care	292	285	(3)	2.5	3.7
Pharmaceutical Systems	425	403	(10)	5.3	7.8
TOTAL	$2,437	$2,346	$(33)	3.9	5.3

BD LIFE SCIENCES
Preanalytical Systems	$393	$393	$(6)	0.1	1.6
Diagnostic Systems	409	384	(6)	6.6	8.1
Biosciences	332	331	(4)	0.1	1.4
TOTAL	$1,134	$1,108	$(16)	2.3	3.8

BD INTERVENTIONAL
Surgery	$355	$328	$(2)	8.3	8.9
Peripheral Intervention	361	348	(4)	3.5	4.7
Urology and Critical Care	297	271	(1)	9.3	9.9
TOTAL	$1,013	$948	$(8)	6.9	7.7

TOTAL REVENUES	$4,584	$4,402	$(56)	4.1	5.4

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2019	2018	% Change
BD MEDICAL
Medication Delivery Solutions	$2,048	$1,892	8.3
Medication Management Solutions	2,104	1,957	7.5
Diabetes Care	573	564	1.5
Pharmaceutical Systems	392	357	9.7
TOTAL	$5,116	$4,770	7.3

BD LIFE SCIENCES
Preanalytical Systems	$774	$761	1.7
Diagnostic Systems	672	678	(0.8)
Biosciences	485	475	2.0
TOTAL	$1,931	$1,914	0.9

BD INTERVENTIONAL
Surgery	$1,098	$946	16.0
Peripheral Intervention	787	594	32.5
Urology and Critical Care	797	544	46.6
TOTAL	$2,682	$2,084	28.7

TOTAL UNITED STATES	$9,730	$8,768	11.0

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,811	$1,752	$(97)	3.4	8.9
Medication Management Solutions	525	513	(26)	2.4	7.5
Diabetes Care	538	541	(26)	(0.5)	4.3
Pharmaceutical Systems	1,073	1,040	(47)	3.1	7.6
TOTAL	$3,947	$3,846	$(196)	2.6	7.7

BD LIFE SCIENCES
Preanalytical Systems	$784	$792	$(46)	(1.0)	4.8
Diagnostic Systems	875	858	(39)	1.9	6.5
Biosciences	709	766	(27)	(7.4)	(3.8)
TOTAL	$2,368	$2,416	$(113)	(2.0)	2.7

BD INTERVENTIONAL
Surgery	$299	$245	$(13)	22.0	27.5
Peripheral Intervention	602	451	(29)	33.5	40.0
Urology and Critical Care	342	256	(12)	33.5	38.4
TOTAL	$1,244	$953	$(55)	30.6	36.3

TOTAL INTERNATIONAL	$7,560	$7,215	$(363)	4.8	9.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2019	2018	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$3,859	$3,644	$(97)	5.9	8.6
Medication Management Solutions	2,629	2,470	(26)	6.4	7.5
Diabetes Care	1,110	1,105	(26)	0.5	2.9
Pharmaceutical Systems	1,465	1,397	(47)	4.8	8.2
TOTAL	$9,064	$8,616	$(196)	5.2	7.5

BD LIFE SCIENCES
Preanalytical Systems	$1,558	$1,553	$(46)	0.3	3.3
Diagnostic Systems	1,547	1,536	(39)	0.7	3.3
Biosciences	1,194	1,241	(27)	(3.8)	(1.6)
TOTAL	$4,300	$4,330	$(113)	(0.7)	1.9

BD INTERVENTIONAL
Surgery	$1,397	$1,192	$(13)	17.3	18.4
Peripheral Intervention	1,389	1,045	(29)	33.0	35.8
Urology and Critical Care	1,140	800	(12)	42.4	44.0
TOTAL	$3,926	$3,037	$(55)	29.3	31.1

TOTAL REVENUES	$17,290	$15,983	$(363)	8.2	10.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E=(A-D)/D
	BD Reported	BD Reported	Divestiture Adjustments (a)	Comparable	Comparable % Change
	2019	2018		2018
BD MEDICAL
Medication Delivery Solutions	$520	$512	$—	$512	1.5
Medication Management Solutions	573	542	—	542	5.6
Diabetes Care	151	149	—	149	1.3
Pharmaceutical Systems	123	118	—	118	4.2
TOTAL	$1,366	$1,322	$—	$1,322	3.4

BD LIFE SCIENCES
Preanalytical Systems	$200	$196	$—	$196	2.0
Diagnostic Systems	162	159	—	159	1.8
Biosciences	140	125	(6)	119	16.9
TOTAL	$502	$481	$(6)	$475	5.7

BD INTERVENTIONAL
Surgery	$279	$259	$—	$259	7.8
Peripheral Intervention	207	201	—	201	3.3
Urology and Critical Care	207	186	—	186	11.3
TOTAL	$693	$646	$—	$646	7.4

TOTAL UNITED STATES	$2,562	$2,448	$(6)	$2,442	4.9

(a)	Amounts include adjustments for BD's divestiture of its Advanced Bioprocessing business.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
	BD Reported	BD Reported	Divestiture Adjustments (a)	Comparable	FX Impact (b)	FXN % Change
	2019	2018		2018
BD MEDICAL
Medication Delivery Solutions	$468	$454	$—	$454	$(14)	6.0
Medication Management Solutions	161	149	—	149	(6)	11.4
Diabetes Care	141	135	—	135	(4)	6.6
Pharmaceutical Systems	302	285	—	285	(10)	9.3
TOTAL	$1,071	$1,025	$—	$1,025	$(34)	7.8

BD LIFE SCIENCES
Preanalytical Systems	$193	$197	$—	$197	$(7)	1.9
Diagnostic Systems	247	224	—	224	(7)	13.2
Biosciences	192	206	(23)	183	(5)	7.7
TOTAL	$632	$627	$(23)	$604	$(19)	7.8

BD INTERVENTIONAL
Surgery	$76	$69	$—	$69	$(2)	13.3
Peripheral Intervention	154	148	—	148	(4)	6.7
Urology and Critical Care	90	85	—	85	(1)	6.8
TOTAL	$319	$302	$—	$302	$(8)	8.3

TOTAL INTERNATIONAL	$2,022	$1,954	$(23)	$1,931	$(60)	7.9

(a)	Amounts include adjustments for BD's divestiture of its Advanced Bioprocessing business.

(b)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the quarter ended September 30, 2019.  The total foreign currency translation impact above includes $4 million that was calculated by comparing local currency revenues in Argentina for the quarter ended September 30, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C	D=B+C	E	F=(A-D-E)/D
	BD Reported	BD Reported	Divestiture Adjustments (a)	Comparable	FX Impact (b)	FXN % Change
	2019	2018		2018
BD MEDICAL
Medication Delivery Solutions	$988	$967	$—	$967	$(14)	3.6
Medication Management Solutions	733	692	—	692	(6)	6.8
Diabetes Care	292	285	—	285	(4)	3.8
Pharmaceutical Systems	425	403	—	403	(10)	7.8
TOTAL	$2,437	$2,346	$—	$2,346	$(34)	5.3

BD LIFE SCIENCES
Preanalytical Systems	$393	$393	$—	$393	$(7)	1.9
Diagnostic Systems	409	384	—	384	(7)	8.4
Biosciences	332	331	(29)	302	(5)	11.4
TOTAL	$1,134	$1,108	$(29)	$1,079	$(19)	6.9

BD INTERVENTIONAL
Surgery	$355	$328	$—	$328	$(2)	8.9
Peripheral Intervention	361	348	—	348	(4)	4.7
Urology and Critical Care	297	271	—	271	(1)	9.9
TOTAL	$1,013	$948	$—	$948	$(8)	7.7

TOTAL REVENUES	$4,584	$4,402	$(29)	$4,373	$(60)	6.2

(a)	Amounts include adjustments for BD's divestiture of its Advanced Bioprocessing business.

(b)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the quarter ended September 30, 2019.  The total foreign currency translation impact above includes $4 million that was calculated by comparing local currency revenues in Argentina for the quarter ended September 30, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I=(C-H)/H
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture and Other Adjustments (a)	Comparable	Comparable % Change
	2019		2019	2018	2018			2018
BD MEDICAL
Medication Delivery Solutions	$2,048	$—	$2,048	$1,892	$145	$(3)	$(9)	$2,025	1.2
Medication Management Solutions	2,104	—	2,104	1,957	—	—	—	1,957	7.5
Diabetes Care	573	—	573	564	—	—	—	564	1.5
Pharmaceutical Systems	392	—	392	357	—	—	—	357	9.7
TOTAL	$5,116	$—	$5,116	$4,770	$145	$(3)	$(9)	$4,903	4.4

BD LIFE SCIENCES
Preanalytical Systems	$774	$—	$774	$761	$—	$—	$(12)	$749	3.4
Diagnostic Systems	672	—	672	678	—	—	—	678	(0.8)
Biosciences	485	(4)	481	475	—	—	(39)	436	10.3
TOTAL	$1,931	$(4)	$1,928	$1,914	$—	$—	$(51)	$1,862	3.5

BD INTERVENTIONAL
Surgery	$1,098	$—	$1,098	$946	$105	$—	$(15)	$1,036	6.0
Peripheral Intervention	787	—	787	594	188	—	—	782	0.7
Urology and Critical Care	797	—	797	544	177	—	—	721	10.6
TOTAL	$2,682	$—	$2,682	$2,084	$470	$—	$(15)	$2,539	5.6

TOTAL UNITED STATES	$9,730	$(4)	$9,726	$8,768	$614	$(3)	$(75)	$9,304	4.5

(a)
The amounts for the twelve months ended September 30, 2019 and 2018 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the twelve months ended September 30, 2018 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line. Additionally, Medication Delivery Solutions and Preanalytical Systems results for the twelve months ended September 30, 2019 included a total of $21 million in cumulative customer rebate and incentive fees relating to fiscal year 2018. Accordingly, to ensure comparability of revenue growth, the results for the twelve months ended September 30, 2018 have been adjusted to reflect these cumulative fees. The Company records rebate and customer incentive fees as a reduction to revenue.

(b)
Amounts represent revenues for the quarter ended December 31, 2017. BD reported a Gore royalty amount, which was previously reported as revenues by Bard, as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G=D+E+F	H	I=(C-G-H)/G
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported	Bard Q1 (b)	Divestiture Adjustments (a)	Comparable	FX Impact (c)	FXN % Change
	2019		2019	2018	2018		2018
BD MEDICAL
Medication Delivery Solutions	$1,811	$—	$1,811	$1,752	$68	$—	$1,821	$(101)	5.0
Medication Management Solutions	525	—	525	513	—	—	513	(26)	7.5
Diabetes Care	538	—	538	541	—	—	541	(28)	4.6
Pharmaceutical Systems	1,073	—	1,073	1,040	—	—	1,040	(47)	7.6
TOTAL	$3,947	$—	$3,947	$3,846	$68	$—	$3,915	$(202)	6.0

BD LIFE SCIENCES
Preanalytical Systems	$784	$—	$784	$792	$—	$—	$792	$(52)	5.5
Diagnostic Systems	875	—	875	858	—	—	858	(46)	7.3
Biosciences	709	(5)	704	766	—	(67)	699	(30)	5.1
TOTAL	$2,368	$(5)	$2,363	$2,416	$—	$(67)	$2,350	$(129)	6.1

BD INTERVENTIONAL
Surgery	$299	$—	$299	$245	$49	$(3)	$291	$(13)	7.5
Peripheral Intervention	602	—	602	451	146	—	597	(29)	5.8
Urology and Critical Care	342	—	342	256	90	—	347	(12)	2.4
TOTAL	$1,244	$—	$1,244	$953	$285	$(3)	$1,235	$(55)	5.2

TOTAL INTERNATIONAL	$7,560	$(5)	$7,555	$7,215	$353	$(70)	$7,499	$(386)	5.9

(a)
The amounts for the twelve months ended September 30, 2019 and 2018 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the twelve months ended September 30, 2018 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

(b)	Amounts represent revenues for the quarter ended December 31, 2017.

(c)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the twelve months ended September 30, 2019.  The total foreign currency translation impact above includes $22 million that was calculated by comparing local currency revenues in Argentina for the twelve months ended September 30, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I	J=(C-H-I)/H
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported	Bard Q1 (b)	Intercompany Adjustment (c)	Divestiture and Other Adjustments (a)	Comparable	FX Impact (d)	FXN % Change
	2019		2019	2018	2018			2018
BD MEDICAL
Medication Delivery Solutions	$3,859	$—	$3,859	$3,644	$213	$(3)	$(9)	$3,845	$(101)	3.0
Medication Management Solutions	2,629	—	2,629	2,470	—	—	—	2,470	(26)	7.5
Diabetes Care	1,110	—	1,110	1,105	—	—	—	1,105	(28)	3.0
Pharmaceutical Systems	1,465	—	1,465	1,397	—	—	—	1,397	(47)	8.2
TOTAL	$9,064	$—	$9,064	$8,616	$213	$(3)	$(9)	$8,817	$(202)	5.1

BD LIFE SCIENCES
Preanalytical Systems	$1,558	$—	$1,558	$1,553	$—	$—	$(12)	$1,541	$(52)	4.5
Diagnostic Systems	1,547	—	1,547	1,536	—	—	—	1,536	(46)	3.8
Biosciences	1,194	(9)	1,185	1,241	—	—	(106)	1,135	(30)	7.1
TOTAL	$4,300	$(9)	$4,291	$4,330	$—	$—	$(118)	$4,212	$(129)	4.9

BD INTERVENTIONAL
Surgery	$1,397	$—	$1,397	$1,192	$153	$—	$(18)	$1,327	$(13)	6.3
Peripheral Intervention	1,389	—	1,389	1,045	334	—	—	1,379	(29)	2.9
Urology and Critical Care	1,140	—	1,140	800	267	—	—	1,068	(12)	7.9
TOTAL	$3,926	$—	$3,926	$3,037	$755	$—	$(18)	$3,774	$(55)	5.5

TOTAL REVENUES	$17,290	$(9)	$17,281	$15,983	$968	$(3)	$(144)	$16,803	$(386)	5.1

(a)
The amounts for the twelve months ended September 30, 2019 and 2018 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the twelve months ended September 30, 2018 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line. Additionally, Medication Delivery Solutions and Preanalytical Systems results for the twelve months ended September 30, 2019 included a total of $21 million in cumulative customer rebate and incentive fees relating to fiscal year 2018. Accordingly, to ensure comparability of revenue growth, the results for the twelve months ended September 30, 2018 have been adjusted to reflect these cumulative fees. The Company records rebate and customer incentive fees as a reduction to revenue.

(b)
Amounts represent revenues for the quarter ended December 31, 2017. BD reported a Gore royalty amount, which was previously reported as revenues by Bard, as non-operating income in the current-year period.

(c)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(d)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the twelve months ended September 30, 2019.  The total foreign currency translation impact above includes $22 million that was calculated by comparing local currency revenues in Argentina for the twelve months ended September 30, 2019, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2019	2018	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings (Loss) per Share	$0.41	$(0.64)	$1.05	$0.02	$1.03	164.1%	160.9%
Purchase accounting adjustments ($364 million and $374 million pre-tax, respectively) (1)	1.32	1.39		—
Restructuring costs ($81 million and $57 million pre-tax, respectively) (2)	0.30	0.21		—
Integration costs ($118 million and $88 million pre-tax, respectively) (2)	0.43	0.33		—
Transaction gain/loss and product-related matters ($585 million pre-tax) (3)	2.13	—		—
Impacts of debt extinguishment ($1 million pre-tax) (4)	0.01	—		—
European regulatory initiative-related costs ($22 million pre-tax) (5)	0.08	—		—
Net impact of gain on sale of investment and asset impairments ($63 million pre-tax) (6)	—	0.23		—
Hurricane-related (insurance proceeds) recovery costs ($(14) million and $2 million pre-tax, respectively)	(0.05)	0.01		—
Transaction costs ($(5) million pre-tax) (2)	—	(0.02)		—
Dilutive Impact (7)	—	(0.07)		—
Income tax benefit of special items and impact of tax reform ($(359) million and $398 million, respectively) (8)	(1.31)	1.48		—
Adjusted Diluted Earnings per Share	$3.31	$2.93	$0.38	$0.02	$0.36	13.0%	12.3%

(1)	Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.

(2)	Represents restructuring, integration and transaction costs associated with acquisitions.

(3)	Primarily includes amounts recorded to Other operating expense, net to record product liability reserves, including related legal defense costs, of $582 million.

(4)	Represents the impacts recognized upon the extinguishment of certain long-term senior notes.

(5)
Represents initial costs required to develop processes and systems to comply with emerging regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").

(6)	Includes $58 million of charges to write down the value of fixed assets primarily in the Diabetes Care unit.

(7)
The amount in 2018 represents the exclusion of share equivalents associated with share-based plans from the reported diluted shares outstanding calculation because such equivalents would have been antidilutive due to the net loss incurred during the period. The adjusted diluted average shares outstanding (in thousands) were 274,693.

(8)	The amount in 2018 includes additional tax expense, net, of $365 million relating to new U.S. tax legislation.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Twelve Months Ended September 30,
	2019	2018	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$3.89	$0.60	$3.29	$(0.62)	$3.91	548.3%	651.7%
Purchase accounting adjustments ($1.499 billion and $1.733 billion pre-tax, respectively) (1)	5.46	6.55		(0.01)
Restructuring costs ($180 million and $344 million pre-tax, respectively) (2)	0.66	1.30		—
Integration costs ($323 million and $344 million pre-tax, respectively) (2)	1.18	1.30		(0.01)
Transaction gain/loss and product-related matters ($646 million pre-tax) (3)	2.35	—		—
Impacts of debt extinguishment ($54 million and $16 million pre-tax, respectively) (4)	0.20	0.06		—
European regulatory initiative-related costs ($51 million pre-tax) (5)	0.19	—		—
Net impact of gain on sale of investment and asset impairments ($30 million and $(151) million pre-tax, respectively) (6)	0.11	(0.57)		—
Hurricane-related (insurance proceeds) recovery costs ($(24) million and $17 million pre-tax, respectively)	(0.09)	0.07		—
Transaction costs ($1 million and $56 million pre-tax, respectively) (2)	—	0.21		—
Financing impacts ($49 million pre-tax) (7)	—	0.19		—
Dilutive Impact (8)	—	0.30		—
Income tax benefit of special items and impact of tax reform ($(622) million and $265 million, respectively) (9)	(2.26)	1.00		—
Adjusted Diluted Earnings per Share	$11.68	$11.01	$0.67	$(0.64)	$1.31	6.1%	11.9%

(1)
Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $478 million recorded relative to Bard's inventory on the acquisition date.

(2)	Represents restructuring, integration and transaction costs associated with acquisitions.

(3)
Includes amounts recorded to Other operating expense, net to record product liability reserves, including related legal defense costs, of $914 million and the estimated cumulative costs of a product recall of $75 million. Also includes the pre-tax gain of $336 million recognized in Other operating expense, net related to BD's sale of its Advanced Bioprocessing business.

(4)	Represents the impacts recognized upon the extinguishment of certain long-term senior notes.

(5)	Represents initial costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.

(6)
The amount in 2019 represents a charge recorded to write down the carrying value of certain intangible assets in the Surgery unit.  The amount in 2018 included the net amount recognized in the period related to BD's sale of its non-controlling interest in Vyaire Medical, partially offset by $81 million of charges recorded to write down the carrying value of certain intangible and other assets in the Biosciences unit as well as $58 million of charges to write down the value of fixed assets primarily in the Diabetes Care unit.

(7)	Represents financing impacts associated with the Bard acquisition.

(8)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) was 260,758.

(9)	The amount for the twelve months ended September 30, 2018 included additional tax expense, net, of $640 million, relating to new U.S. tax legislation.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2020 OUTLOOK RECONCILIATION

	FY2019	FY2020 Outlook
	Revenues	% Change	FX Impact	% Change FXN
BDX Revenue	$17,290	4.0% to 4.5%	~1.0%	5.0% to 5.5%

		FY2020 Outlook
	Full Year FY2019	Full Year FY2020 Outlook	% Increase
Reported Diluted Earnings per Share	$3.89
Purchase accounting adjustments ($1.499 billion pre-tax) (1)	5.46
Restructuring costs ($180 million pre-tax) (2)	0.66
Integration costs ($323 million pre-tax) (2)	1.18
Transaction gain/loss and product-related matters ($646 million pre-tax) (3)	2.35
Impacts of debt extinguishment ($54 million pre-tax) (4)	0.20
European regulatory initiative-related costs ($51 million pre-tax) (5)	0.19
Impact of asset impairment ($30 million pre-tax) (6)	0.11
Hurricane-related insurance proceeds ($(24) million pre-tax)	(0.09)
Income tax benefit of special items and impact of tax reform ($(622) million)	(2.26)
Adjusted Diluted Earnings per Share	$11.68	$12.50 to 12.65	7.0% to 8.5%

Estimated FX Impact			~2.5%

Adjusted FXN Growth			9.5% to 11.0%
FXN - Foreign Currency Neutral

(1)	Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.

(2)	Represents restructuring, integration and transaction costs associated with acquisitions.

(3)
Includes amounts recorded to Other operating expense, net to record product liability reserves, including related legal defense costs, of $914 million and the estimated cumulative costs of a product recall of $75 million. Also includes the pre-tax gain of $336 million recognized in Other operating expense, net related to BD's sale of its Advanced Bioprocessing business.

(4)	Represents the impacts recognized upon the extinguishment of certain long-term senior notes.

(5)	Represents initial costs required to develop processes and systems to comply with emerging regulations such as the EUMDR and GDPR.

(6)	Represents a charge recorded to write down the carrying value of certain intangible assets in the Surgery unit.